Exhibit 23.1
Consent of Morgan And Company Chartered Accountants








INDEPENDENT AUDITORS' CONSENT


We consent to the use in the Registration Statement of Bayview Corporation on Form SB-2 of our Auditors' Report, dated March 3, 2003, on the balance sheet of Bayview Corporation as at May 31, 2003, and the related statements of loss, cash flows, and shareholders' equity for the period from inception on September 5, 2002 to May 31, 2003.

In  addition,  we  consent to the reference to us  under  the  heading
"Interests   Of  Named  Experts  And  Counsel"  in  the   Registration
Statement.


Vancouver, Canada                               "Morgan & Company"

March 12, 2003                              Chartered Accountants